Exhibit 10.04

2005 EQUITY COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS OF PRAXAIR, INC.

2005 EQUITY COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS OF PRAXAIR, INC.

Section 1.              Purpose. The 2005 Equity Compensation Plan For Non-Employee Directors of Praxair, Inc.(hereinafter referred to as the “Plan”) is established to attract, retain and compensate highly qualified individuals who are not employees of Praxair, Inc. for service as members of the Board and to provide them with an ownership interest in the Company’s common stock.  The Plan will be beneficial to the Company and its stockholders by allowing these Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Company, in addition to underscoring their common interest with stockholders in increasing the value of the Company’s stock over the long term.

Section 2.              Definitions.

2.1           “Board” means the Board of Directors of the Company.

2.2           A “Change in Control of the Company” means the occurrence of any one of the following events with respect to the Company:

(i)            individuals who, on January 1, 2003, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 1, 2003, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies [or consents] by or on behalf of any person other than the Board shall be deemed an Incumbent Director;

(ii)           any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (A) by the Company or any subsidiary, (B) by any employee benefit plan sponsored or maintained by the Company or subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)) or (E) pursuant to any acquisition by a Director participating in this Plan or any group of persons including such a

Director (or any entity controlled by such a Director or by any group of persons including such a Director);

(iii)          the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)          The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale or disposition of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

2.3           “Closing Price” shall mean the closing price of the Stock as reported on the New York Stock Exchange-Composite Transactions on the closing date for which a Closing Price is to be determined under this Plan (or, if it was not traded on such date, the next preceding day such Stock was traded on an exchange included in the New York Stock Exchange-Composite Transactions).

2.4           “Code” means the Internal Revenue Code of 1986, as now or hereafter amended.

2.5           “Committee” shall mean the Governance and Nominating Committee of the Board or such other Committee appointed by the Board for the purpose of administering this Plan comprising two or more members of the Board all of whom are “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act.

2.6           “Company” means Praxair, Inc.

2.7           “Deferral Plan” means the Praxair, Inc. Director’s Fees Deferral Plan as amended and restated from time to time.

2.8           “Disability” means a Participant’s inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of twelve months or longer.

2.9           “Mandatory Deferrals” means the amounts described and granted pursuant to Section 9 of this Plan.

2.10         “Market Price” is the mean of the high and low prices of Stock as reported in the New York Stock Exchange-Composite Transactions on the date for which a Market Price is to be determined under this Plan (or, if it was not traded on such date, on the next preceding day such Stock was traded on a stock exchange included in the New York Stock Exchange-Composite Transactions).

2.11         “1995 Stock Option Plan” shall mean The Praxair, Inc. 1995 Stock Option Plan for Non-Employee Directors.

2.12         “Non-Employee Director” or “Director” means a member of the Board who is not an employee of the Company or a Subsidiary or Affiliate.

2.13         “Participant” shall mean an individual participating in the Plan pursuant to Section 3.

2.14         “Restricted Stock” means Stock of the Company subject to restrictions on the transfer of such Stock, conditions for forfeiture of such Stock, or any other limitations or restrictions as determined by the Committee and granted pursuant to Section 8 of this Plan.

2.15         “Retirement” shall mean a Non-Employee Director’s reaching the Board’s mandatory retirement age or ceasing to serve as a Director at a later age with the approval of the Board.

2.16         “Stock” shall mean the common stock, $0.01 par value, of the Company.

2.17         “Stock Option” shall mean an option to purchase Stock granted pursuant to Section 6 of this Plan.

2.18         “Subsidiary” and “Affiliate” of the Company each shall mean any entity in which the Company has a 50% or greater ownership interest, directly or indirectly.

Section 3.              Participation. The Participants in the Plan shall be all Non-Employee Directors.

Section 4.              Administration. The Plan shall be administered and interpreted by the Committee, which shall have sole authority to make rules and regulations for the administration of the Plan. The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive and binding upon all Participants. The Committee may request advice or assistance or employ such persons (including without limitation, legal counsel, consultants and accountants) as it deems necessary for the proper administration of the Plan. The Committee (i) shall determine the number and types of grants to be made under the Plan; (ii) shall select the types of grants to be made to Participants; (iii) shall set the exercise price, the number of options to be granted, and the number of shares to be granted out of the total number of shares available for grant; (iv) may establish administrative regulations to further the purpose of the Plan; and (v) may take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan.

Section 5.              Grants.

5.1           Annual Grants. Each calendar year the Committee may make a grant to each Non-Employee Director in accordance with this Section 5.  Except as provided in Section 5.6, if a grant is made, each Participant shall receive the identical grant without discrimination.

5.2           Aggregate Grant Value. The total value of each Participant’s annual grant as of the date of grant shall be such amount as the Board may from time to time determine.

5.3           Form and Terms of Grant. The Committee shall, in its discretion, (a) select the forms of grant to be made which can be Stock Options, Stock, Restricted Stock or Mandatory Deferrals, or a

combination thereof, each as more particularly described in this Plan, and (b) set the terms and conditions of such grant subject to the applicable limitations set forth in this Plan.

5.4           Date of Grant. To the extent feasible, and except for a grant for 2005, such grants shall be made as of the same date that annual long term incentive grants are made to the Company’s officers and employees which is expected to be the date of the Board’s regularly scheduled meeting in February of each year.  To the extent required by law, a grant of Mandatory Deferrals under Section 9 shall be made no later than the last meeting of the Committee occurring prior to the year for which the grant is being made.

5.5           2005 Grant.  The first grants under this Plan shall be made at the first meeting of the Committee following the approval of this Plan by the shareholders of the Company, the date of which meeting shall be the date of grant.  To reflect a grant of stock options made in 2005 under the 1995 Stock Option Plan, the total value of the initial grant under this Plan for 2005 for each Participant who received a grant of stock options in 2005 shall be (i) $70,000, less (ii) the value of the stock options granted in 2005 under the 1995 Stock Option Plan to such Participant.  The value of such stock options shall be calculated using the same methodology as the Compensation and Management Development Committee of the Board used for determining the value of stock options granted to employees of the Company in 2005, but updated from the date of such employee grant to the date of the 2005 grant of options under the 1995 Stock Option Plan.

5.6           Grants Upon Initial Election or Appointment to the Board. With respect to a Non-Employee Director first elected at an annual meeting of shareholders of the Company or appointed by the Board during a year (including any Non-Employee Director first elected to the Board at the meeting of shareholders which approves this Plan), such Non-Employee Director shall receive a grant having a value equal to a pro-rata portion of that year’s grant dollar value based on the period of time from the effective date on which such Non-Employee Director begins serving on the Board to the end of such calendar year.  To the extent feasible, the pro-rata grant shall be made in the same form(s) made to other

Non-Employee Directors for such year, but shall reflect the effective date of the Non-Employee Director’s service on the Board as the applicable grant date.

5.7           Valuation of Grants. For purposes of determining the value of grants made hereunder (except for the 2005 grant), (1) the value of grants of Stock Options shall be determined using the same methodology as the Compensation and Management Development Committee (or such other Committee as determined by the Board) uses for determining the value of stock options granted to employees of the Company; and (2) the value of any grants of Stock and Restricted Stock shall be determined by the Closing Price on the date of grant.

5.8           Types of Grants. Grants under this Plan may be in any of the following forms of grants (or a combination thereof):  (i) Stock Options; (ii) Stock, (iii) Restricted Stock, or (iv) Mandatory Deferrals.

5.9           Maximum Amount Available. The total number of shares of Stock (including Restricted Stock) optioned or granted under this Plan during the term of the Plan shall not exceed five hundred thousand (500,000) shares.  Solely for the purpose of computing the total number of shares of Stock optioned or granted under this Plan, there shall not be counted (i) any shares which have been forfeited; and (ii) any shares covered by an option which, prior to such computation, has terminated in accordance with its terms or has been cancelled by the Participant or the Company.

5.10         Adjustment in the Event of Recapitalization, etc.

In the event of any change in the outstanding shares of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the stockholders, the Committee shall make such equitable adjustments in the number of shares and prices per share applicable to Stock Options then outstanding and in the number of shares which are available thereafter for grants under the Plan, both under the Plan as a whole and with respect to grant type, as the Committee determines are necessary and appropriate. Stock and Restricted Stock shall be adjusted in the same manner as adjustments are made for shareholders generally.  Any adjustments under this Section 5.10 shall be conclusive and binding for all purposes of the Plan.

Section 6.              Stock Options.

6.1           Grant Types. The Committee may grant, either alone or in combination with other forms of grant as provided in this Plan, options to purchase Stock (hereinafter referred to as “Stock Option grants”) under such terms as the Committee establishes, subject to the limitations set forth in this Section 6.  All Stock Option grants shall be non-qualified stock options.

6.2           Exercise Price. The exercise price of each share of Stock subject to a Stock Option grant shall be specified in the grant, but in no event shall the exercise price be less than the Closing Price on the date of grant.

6.3           Repricing. Without the prior approval of the Company’s shareholders, the exercise price of any Stock Option grant made pursuant to this Plan shall not be changed following the date of its grant, other than such equitable changes as may arise in connection with the adjustments permitted under Section 5.10 and no Stock Option grant may be cancelled and replaced with a new Stock Option grant with a lower exercise price where the economic effect would be the same as reducing the exercise price of the cancelled option.

6.4           Transferability.

(a)           Stock Option grants shall not be transferable by the Participant other than:

(i)            In the case of the Participant’s death, pursuant to the beneficiary designation then on file with the Company, or, in the absence of such a beneficiary designation (or if the designated beneficiary has pre-deceased the Participant), by will or the laws of descent and distribution (in which case the Company without liability to any other person, may rely on the directions of the executor or administrator of the Participant’s estate with respect to the disposition or exercise of such options);

(ii)           In the Committee’s discretion, the terms of a Stock Option may permit the Participant to transfer the Stock Option grant to (A) his or her spouse, children (including by adoption), stepchildren or grandchildren (referred to herein as the Participant’s “Family Members”), (B) a trust or trusts for the exclusive benefit of such Family Members, (C) a partnership in which such Family Members are the only partners, or (D) such other persons or entities as the Committee may approve on a case-by-case basis; or

(iii)          In the case of a transferee’s death, to his/her estate without rights to further distribution.

(b)           Any transfer pursuant to this Section 6.4 shall be subject to the following:

(i)            there may be no consideration for any such transfer;

(ii)           the stock option agreement pursuant to which such Stock Option grant is made must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 6.4; and

(iii)          subsequent transfers of transferred Stock Option grants shall be prohibited except those in accordance with this Section 6.4.

(c)           Following transfer, any transferred Stock Option grant shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of death, Disability, Retirement and termination of service as a Non-Employee Director with respect to an outstanding Stock Option grant shall be in relation to the original grantee Participant notwithstanding an earlier transfer of the Stock Option grant. Following such events, the Stock Option grant shall be exercisable by the transferee only to the extent and for the periods specified in Sections 6.6 and 6.7 hereof.

6.5           Duration of Stock Option Grants. A Stock Option grant by its terms shall be of no more than ten (10) years’ duration.

6.6           Initial Exercisability. A Stock Option grant by its terms shall be exercisable only after the earliest of:

(i)            such period of time as the Committee shall determine and specify in the grant, but in no event less than three years following the date of grant, provided that Stock Options may be partially exercisable after no less than one (1) year so long as the entire grant does not become fully exercisable until at least three (3) years have elapsed from the date of grant;

(ii)           the Participant’s death; or

(iii)          a Change in Control of the Company.

In the event of the Participant’s Disability, Retirement, resignation, or the termination of the Participant’s service as a Non-Employee Director other than for cause, a Stock Option grant shall not be exercisable at the time of such event but shall become exercisable at the time specified in clauses (i), (ii) and (iii) above.  Notwithstanding the foregoing, in the event of a Participant’s Retirement, resignation or termination of service as a Non-Employee Director prior to the first anniversary date after the date of a Stock Option grant, such Stock Option grant shall not be exercisable but shall be immediately forfeited.

6.7           Exercise Period. A Stock Option grant is only exercisable by a Participant (or, if the Stock Option grant has been duly transferred pursuant to Section 6.4, the transferee) while the Participant is in active service as a Non-Employee Director, except:

(i)            in the case of a Participant’s death, the Stock Option grant shall remain exercisable by the transferee of the grant during a three (3) year period following the date of death;

(ii)           in the case of a Participant’s Retirement or Disability, the Stock Option grant, to the extent not forfeited in accordance with Section 6.6 above, shall remain exercisable during the original grant duration as specified in the grant agreement; or

(iii)          in the case of a resignation or termination of the Participant’s service as a Non-Employee Director other than for cause, the Stock Option grant shall remain exercisable during a three (3) year period commencing on the effective date of such resignation or termination; or

(iv)          in the case of a resignation or termination of the Participant’s services as a Non-Employee Director within two (2) years after a Change in Control of the Company, unless such termination of services is for cause, the Stock Option grant shall remain exercisable during a three-year period commencing on the effective date of termination; or

(v)           if the Committee decides that it is in the best interest of the Company to permit individual exceptions.

In no event may a Stock Option grant be exercised after its expiration date.

6.8           Manner of Exercise. A Stock Option grant may be exercised by the Participant (or, if the Stock Option grant has been duly transferred pursuant to Section 6.4, the transferee) with respect to part or all of the shares subject to the option by giving written notice to the Company or its designee of the exercise of the option according to such procedures as the Committee may establish.

6.9           Payment of Exercise Price. The exercise price for the shares for which an option is exercised shall be paid by the exerciser within three (3) business days after the date of exercise and the terms of the Stock Option grant may provide that the exerciser price may be paid:

(a)           in cash;

(b)           in whole shares of Stock owned by the exerciser prior to exercising the option provided such shares have been held by the exerciser for at least six months;

(c)           by having the Company withhold shares that otherwise would be delivered to the exerciser pursuant to the exercise of the option in an amount equaling in value the exercise price;

(d)           in a combination of either cash and delivery of shares, or cash and withholding of shares; or

(e)           by whatever other means the Committee may deem appropriate, other than by a loan by the Company to the exerciser.

The Company shall establish procedures in connection with payments pursuant to (b), (c), (d), and (e) above, to ensure that the Plan does not become subject to variable accounting by virtue of such payment methods.  Shares of stock shall not be delivered to the exerciser until the full exercise price has been paid.  The value of any share of Stock delivered or withheld in payment of the exercise price shall be its Market Price on the date the option is exercised.

Section 7.              Grants of Stock.

The Committee may grant, either alone or in addition to other grants made under the Plan, shares of Stock.

Section 8.              Grants of Restricted Stock.

8.1           Grant Types. The Committee may grant, either alone or in addition to other grants made under the Plan, shares of Restricted Stock under such terms as the Committee establishes, subject to the limitations set forth in this Section 8.

8.2           Vesting Periods. Restricted Stock shall be vested and transferable only after the earliest of:

(i)            such period of time as the Committee shall determine and specify in the grant, but in no event less than three years following the date of grant;

(ii)           the Participant’s death;

(iii)          the Participant’s Disability; or

(iv)          a Change in Control of the Company.

In the event of a Participant’s Retirement, resignation or termination of service as a Non-Employee Director other than for cause, the Restricted Stock shall be vested but not transferable at the time of such event but shall become transferable at the time specified in clauses (i) through (iv) above, except that if the Restricted Stock is taxable income to the Director at the time of such event, then the Director may sell or transfer up to thirty-five percent (35%) of the Restricted Stock at any time after such event.

8.3           Forfeitures of Restricted Stock.  In the event a Director’s services as a Director are terminated for cause, any non-vested Restricted Stock shall be forfeited, unless the Committee shall otherwise determine that it is in the best interests of the Company to permit individual exceptions.

8.4           Rights as a Stockholder. The Participant shall have, with respect to Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, unless the Committee shall otherwise determine.

8.5           Transferability. Restricted Stock may not be sold or transferred by the Participant until any restrictions that have been established by the Committee have lapsed.

Section 9.              Mandatory Deferrals.

9.1           Grant Type. The Committee may grant amounts, either alone or in addition to other grants made under the Plan, which shall be mandatorily deferred under the terms of the Deferral Plan.  Such amounts shall be credited to the Director’s Stock Unit Account under the Deferral Plan as of the date of grant and shall be paid out upon the earliest of:

(i)            the Director’s attainment of age 72;

(ii)           such date as specified in the grant of Mandatory Deferrals under the 2005 Equity Compensation Plan but such date shall be not less than five (5) years after the date of grant of the Mandatory Deferrals;

(iii)          the Director’s death;

(iv)          the Director’s Disability; or

(v)           a Change of Control as defined in the Deferral Plan.

Payment shall be made in the form of cash or stock as elected by the Director in accordance with the terms of the Deferral Plan.

9.2           Forfeiture. A Director whose services as a Director are terminated for cause shall forfeit any amounts in the Director’s Stock Unit Account of the Deferral Plan relating to Mandatory Deferrals.

Section 10.            General Provisions.

10.1         Assignment. Subject to the provisions of Section 6.4, if applicable, any assignment or transfer of any grants without the written consent of the Company shall be null and void.

10.2         No Trust. Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant for any year.

10.3         Cancellation and Rescission of Grants.

(a)           The Committee shall have the discretion with respect to any grant made under this Plan to establish upon its grant conditions under which (i) the grant may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with a grant or a grant’s exercise may be recovered; provided that such conditions and their consequences are (A) clearly set forth in the grant agreement or other grant document; and (B) fully comply with applicable laws.

(b)           The Committee may require, upon exercise, payment or delivery pursuant to a grant, that the Participant certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the grant.

10.4         Payment of Taxes. To enable the Company to meet any applicable federal, state, local or foreign withholding tax requirements arising as a result of the exercise of a Stock Option or the grant, vesting or payment of Stock or Restricted Stock, a Participant or the Participant’s estate shall pay to the Company the amount of tax to be withheld, or may elect to satisfy such obligation:

(a)           By delivering to the Company other shares of Stock owned by the Participant for at least six months prior to the Option exercise or grant, vesting or payment of the Stock or Restricted Stock;

(b)           by making a payment to the Company consisting of a combination of cash and such shares of Stock; or

(c)           if the exerciser or grantee is the Participant, by having the Company withhold shares that otherwise would be delivered to the Participant pursuant to the Option exercise or grant, vesting or payment of the Stock or Restricted Stock for which the tax is being withheld, provided that withholding by such method shall be limited to the minimum required applicable tax withholding.

Such an election shall be made in such manner as may be prescribed by the Committee and the Committee shall have the right, in its discretion, to disapprove such election. Any such election must be made prior to the date to be used to determine the tax to be withheld and shall be irrevocable. The value of any share of Stock to be withheld by the Company or delivered to the Company pursuant to this Section 10.4 shall be the Market Price on the date used to determine the amount of tax to be withheld.

The Company shall establish procedures in connection with payments pursuant to (a), (b), and (c) above, to ensure that the Plan does not become subject to variable accounting by virtue of such payment methods.

10.5         Termination of Prior Plan.  Following the approval of this Plan by the shareholders of the Company, no further stock options will be granted to Non-Employee Directors under the 1995 Stock Option Plan.

10.6         Effect of Participation.  Participation in this Plan shall not provide any Participant the right to continue service as a Director of the Company.

10.7         Termination for Cause.  For purposes of Sections 6, 8 and 9 of this Plan, a Director who is not nominated for re-election to the Board or a Director who is not re-elected to the Board by the shareholders of the Company, shall not be considered a Director whose services as a Director were terminated for cause unless the Board duly adopts a resolution specifying otherwise and setting forth the reasons such event shall be deemed a termination for cause.

Section 11.            Amendment, Suspension, or Termination.

11.1         The Board may suspend, terminate, or amend the Plan, including, but not limited to, such amendments as may be necessary or desirable resulting from changes in the federal income tax laws and other applicable laws, but may not, without the affirmative vote of a majority of all votes duly cast on the matter at a meeting of the stockholders of the Company (provided that the total votes cast on the matter represent over 50% of the shares entitled to vote on the matter):  (a) increase the total number of shares of Stock that may be optioned or granted under this Plan; (b) amend Section 6.3 with respect to re-pricing of Stock Option grants; (c) change the eligibility requirements for participation in the Plan; or (d) adopt any other material revision to this Plan that would require the approval of the stockholders under the rules promulgated by the New York Stock Exchange.

11.2         It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Exchange Act and any related regulations and other authority.  If any provision of this Plan is later found not to be in compliance with such rules and regulations, the provisions shall be deemed null and void. All grants to, and exercises of options under, this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.

Section 12.            Governing Law.

The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable federal law.

Section 13.            Effective Date and Duration of the Plan.

This Plan shall be effective upon approval of this Plan by the shareholders of the Company.  No further grants shall be made under the Plan after April 30, 2010.